Exhibit 10.1

FORM OF NON-REDEMPTION AGREEMENT

This Non-Redemption Agreement (this “Agreement”) is made and entered into as of December 28, 2023, by and between the individual or entity listed on the signature page hereto (“Holder”) and Future Health ESG Corp., a Delaware corporation (the “Company”).

WHEREAS, Holder is the record and beneficial owner of the number of shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) set forth on the signature page hereto (the “Subject Common Stock”);

WHEREAS, the Company will hold a special meeting of its stockholders (the “Extension Meeting”) to consider and act upon, among other things, a proposal (the “Extension Proposal”) to extend the time the Company has to consummate an initial business combination (a “Business Combination”) from December 31, 2023 to December 31, 2024 (the “Extension”);

WHEREAS, following the Company’s entry into a Business Combination Agreement, the Company intends to hold another special meeting of its stockholders (the “Business Combination Meeting” and together with the Extension Meeting, the “Meetings”) to consider and act upon, among other things, a proposal (the “Business Combination Proposal” and together with the Extension Proposal, the “Proposals”) to approve the Business Combination described in such Business Combination Agreement;

WHEREAS, at each of the Meetings, Holder will have the opportunity to redeem the Subject Common Stock;

WHEREAS, in consideration of Holder’s commitment to, among other things, not redeem the Subject Common Stock in connection with the Extension Proposal, and subject to the conditions set forth herein, the Company desires to issue to Holder, and Holder desires to receive from the Company, on or promptly after the closing of the Business Combination, one additional share of Common Stock (or in lieu of Common Stock, one share of the combined company following the closing of the Business Combination) for each share of Subject Common Stock.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

1. Non-Redemption. Holder hereby agrees to not request redemption in connection with the Extension and to reverse any previously submitted redemption demand in connection with the Extension with respect to the Subject Common Stock; provided that in no event will Holder be required to hold a number of shares of Common Stock representing in excess of 9.9% of the total number of shares of Common Stock outstanding following the effectuation of the Extension Proposal. The Subject Common Stock shall not be subject to any transfer restrictions other than with respect to this Section 1, and Holder shall have no obligation to hold any shares of Common Stock following the date of the Extension Meeting. Nothing in this Agreement is intended to restrict or prohibit Holder’s ability to redeem any Common Stock other than the Subject Common Stock or to redeem Subject Common Stock in connection with the Business Combination Proposal. In the event of a liquidation of the Company in lieu of closing a Business Combination, execution of this agreement shall have no impact on the Holder’s right to redeem the Subject Common Stock in exchange for liquidation proceeds from the Trust Account.

2. Issuance of New Shares.

(a) In consideration of the agreement set forth in Section 1 hereof, immediately following the closing of a Business Combination (the “Closing”), the Company shall issue (the “Share Issuance”) to Holder one share of Common Stock (or in lieu of Common Stock, one share of the combined company following the closing of the Business Combination) for each share of Subject Common Stock (the “New Shares”). The New Shares shall be issued directly to Holder in book-entry form on the books and records of the Company or the combined company following the closing of the Business Combination, as applicable, and, if applicable, New Shares that would convert at the Closing shall be issued directly to Holder in book-entry form on the books and records of the Company’s transfer agent in accordance with the terms of the applicable Business Combination Agreement.

(b) Except as required by federal and state securities laws, Holder shall not be required to forfeit, transfer or refrain from transferring any New Shares received by it pursuant to Section 2(a). The Company acknowledges and agrees that any New Shares received by Holder in the Share Issuance shall not be changed as a result of or subject to any earn-outs, forfeitures, transfers, restrictions, lock-ups, amendments or other arrangements agreed to by the Company with respect to its other shares of Common Stock.

3. Representations of Holder. Holder hereby represents and warrants to the Company that:

(a) Holder is the beneficial owner of the Subject Common Stock.

(b) Holder, in making the decision to receive the New Shares pursuant to this Agreement, has not relied upon any oral or written representations or assurances from the Company or any of the Company’s officers, directors, partners or employees or any other representatives or agents. Holder further understands that no federal or state agency has passed upon or made any recommendation or endorsement of the acquisition of the New Shares.

(c) This Agreement has been validly authorized, executed and delivered by Holder and, assuming the due authorization, execution and delivery thereof by the Company, is a valid and binding agreement enforceable against Holder in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Holder does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Holder is a party which would prevent Holder from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Holder is subject.

(d) Holder acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Holder’s own legal counsel and investment and tax advisors.

(e) Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the issuance of the New Shares contemplated hereby will be made in reliance on, among other things, a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

(f) Holder is acquiring the New Shares solely for investment purposes, for Holder’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and Holder has no present arrangement to sell the New Shares to be received hereunder to or through any person or entity except as may be permitted hereunder.

(g) Holder is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the New Shares. Holder is aware that an investment in the New Shares is highly speculative and subject to substantial risks. Holder is cognizant of and understands the risks related to the acquisition of the New Shares, including those restrictions described or provided for in this Agreement pertaining to transferability. Holder is able to bear the economic risk of its investment in the New Shares for an indefinite period of time and able to sustain a complete loss of such investment.

(h) No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Holder in connection with the acquisition of the New Shares nor is Holder entitled to, and Holder will not accept, any such fee or commission.

(i) Holder understands that the New Shares will be issued to Holder in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Holder set forth in this Agreement in order to determine the applicability of such provisions.

4. Representations of the Company. The Company hereby represents and warrants to Holder that:

(a) This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by Holder, is a valid and binding agreement enforceable against the Company in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Company is a party which would prevent the Company from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Company is subject.

(b) The Company has not disclosed to Holder material non-public information with respect to the Company.

(c) There is no action pending against the Company or, to the Company’s knowledge, threatened against the Company, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, or enjoin or materially delay the performance by the Company of its obligations under this Agreement.

5. Registration Rights.

(a) The Company agrees that as soon as practicable, but in no event later than fifteen (15) business days after the consummation of the Business Combination (the “Filing Date”), it shall use its commercially reasonable efforts to file with the Commission (at the company’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the New Shares (the “Registrable Securities”), and the Registration Statement shall be made effective no later than the earlier of (a) the 60th calendar day (or 120th calendar day if the Commission notifies the company that it will “review” the Registration Statement) following the closing of the Business Combination and (b) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Registrable Securities in the Registration Statement are contingent upon the Holder furnishing a completed and executed selling shareholders questionnaire in customary form to the Company that contains the information required by Commission rules for a Registration Statement regarding the Holder, the securities of the Company held by the Holder and the intended method of disposition of the Registrable Securities to effect the registration of the Registrable Securities, and the Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, as permitted hereunder; provided, that the Holder shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth above in this Section 5. For purposes of this Section 5, Registrable Securities shall include, as of any date of determination, the New Shares and any other equity security of the Company issued or issuable with respect to the New Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.

(b) In the case of the registration effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform the Holder as to the status of such registration. At its expense the Company shall:

i.	except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Holder, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (a) the Holder ceases to hold any Registrable Securities, (b) the date all Registrable Securities held by the Holder may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (c) the second annual anniversary of the Closing Date (as defined in the Business Combination Agreement);

ii.	advise the Holder, as promptly as practicable but in any event within five (5) business days:

(1)            when a Registration Statement or any post-effective amendment thereto has become effective;

(2)            of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)            of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)            subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Holder of such events, provide the Holder with any material, nonpublic information regarding the Company other than to the extent that providing notice to the Holder of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding the Company;

iii.	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

iv.	upon the occurrence of any event contemplated in Section 5(b)(ii)(4), except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

v.	use its commercially reasonable efforts to cause all New Shares to be listed on each securities exchange or market, if any, on which the Company’s common stock is then listed.

vi.	(a) use its commercially reasonable efforts to cause the removal of the restrictive legends from any New Shares (i) when sold under the Registration Statement, or (ii) when sold pursuant to Rule 144, and (b) request its legal counsel to deliver an opinion, if necessary, to the transfer agent to the effect the removal of such restrictive legends in such sales, in each case upon the receipt of customary representations and other documentation, if any, from the Holder as reasonably requested by the Company, its counsel or the transfer agent.

(c) Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Holder not to sell under the Registration Statement or to suspend the effectiveness thereof, (i) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of the Company’s Annual Report on Form 10-K (or, prior to such time as the Registration Statement is initially declared effective, the initial filing of the Registration Statement or a pre-effective amendment thereto), or (ii) if the filing, effectiveness or continued use of any Registration Statement would require the Company to make any public disclosure of material non-public information, which disclosure, in the good faith determination of the board of directors of the Company, after consultation with counsel to the Company, (1) would be required to be made in any Registration Statement in order for the applicable Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (2) would not be required to be made at such time if the Registration Statement were not being filed, and (3) the Company has a bona fide business purpose for not making such information public (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than one occasion or for more than thirty (30) consecutive calendar days during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Holder agrees that (a) it will immediately discontinue offers and sales of the New Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Holder receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (b) it will maintain the confidentiality of any information included in such written notice delivered by the Company except (i) for disclosure to the Holder’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (ii) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and

(d) (iii) as required by law. If so directed by the Company, the Holder will deliver to THE COMPANY or, in the Holder’s sole discretion destroy, all copies of the prospectus covering the New Shares in the Holder’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the New Shares shall not apply (i) to the extent the Holder is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self- regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

6. Disclosure; Exchange Act Filings. The Company may be required to file a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting the material terms of this Agreement. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. The Company agrees that the name of Holder shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule.

7. Trust Account. Until the earlier of (a) the consummation of the Business Combination; (b) the liquidation of the trust account established for the benefit of the Company’s public stockholders in connection with the Company’s initial public offering (the “Trust Account”); and (c) December 31, 2024, or such later time as the stockholders of the Company may approve, the Company will hold the funds in the Trust Account in cash in a segregated, interest-bearing bank deposit account, in order to mitigate the risk that the Company could be deemed to be operating as an unregistered investment company under the Investment Company Act of 1940, as amended. The Company confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of the Common Shares initiated during 2024, including but not limited to, in connection with a liquidation of the Company if it does not effect a business combination prior to its termination date. For the avoidance of doubt, the Company will be permitted to utilize funds from its Trust Account to pay excise taxes in connection with the Extension.

8. Trust Account Waiver. Holder hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the Trust Account except with respect to any shares of Common Stock that were sold as part of our units in our initial public offering (“Public Shares”) held by Holder (other than the Subject Common Stock in connection with the Extension pursuant to the terms hereof) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account except with respect to Public Shares (other than the Subject Common Stock pursuant to the terms hereof).

9. Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may be amended or modified only by written instrument signed by all parties. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, including the conflicts of law provisions and interpretations thereof.

11. Counterparts/ Delivery. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. To be effective, an electronic copy of the signature page hereto, executed by the Holder, must be delivered via email to nonredemptions@fhesg.com by no later than 5:00pm Eastern time on December 29, 2023.

12. Termination. This Agreement shall become null and void and of no force and effect upon the earliest to occur of: (a) the mutual written consent of the parties hereto; and (b) the Closing and the delivery of the New Shares to Holder. Notwithstanding any provision in this Agreement to the contrary, the Company’s obligation to issue the New Shares to Holder shall only take place immediately following the Closing.

13. Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

14. Acknowledgement; Waiver. Holder (i) acknowledges that the Company may possess or have access to material non-public information which has not been communicated to Holder; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Company or any of its officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including without limitation, any claims arising under Rule 10b-5 promulgated under the Exchange Act; and (iii) is aware that the Company is relying on the truth of the representations set forth in Section 3 of this Agreement and the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

15. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other party hereto; provided, that no such consent shall be required for any such assignment by Holder to one or more affiliates.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the date first written above by their respective officers thereunto duly authorized.

FUTURE HEALTH ESG CORP., a Delaware corporation

By:
Name: Travis A. Morgan
Title: Chief Financial Officer

Holder:

By:
Name:
Title:
Address:

EIN:

# of Shares of Subject Common Stock:

[Signature Page to Non-Redemption Agreement]